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                                                               EXHIBIT NUMBER 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The following table shows the computation of the basic and diluted earnings per share for the six months ended June 30 (dollars in thousands, except per share amounts):

---------------------------- -------------------------- -------------------------- --------------------------
                             Net income                 Weighted average           Earnings per share
                                                        number of shares
---------------------------- -------------------------- -------------------------- --------------------------
          6/30/01
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, basic                       $3,361                  7,464,337                      $0.45
---------------------------- -------------------------- -------------------------- --------------------------
Effect of stock options-net                                               151,220
                                                        --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, diluted                     $3,361                  7,615,556                      $0.44
---------------------------- -------------------------- -------------------------- --------------------------
          6/30/00
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, basic                       $3,298                  7,442,410                      $0.44
---------------------------- -------------------------- -------------------------- --------------------------
Effect of stock options-net                                               297,692
                                                        --------------------------
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, diluted                     $3,298                  7,740,102                      $0.43
---------------------------- -------------------------- -------------------------- --------------------------



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